                                                                    EXHIBIT 99.1

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to the proposed transaction using the purchase method of accounting and are based upon the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed consolidated financial statements included in this Current Report on Form 8-K. These unaudited pro forma combined condensed consolidated financial statements were prepared as if the proposed transaction had been completed on January 1, 2003 for statements of operations purposes and on December 31, 2004 for balance sheet purposes.

      The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the proposed transaction occurred on the dates indicated, nor are they necessarily indicative of the future financial position or results of operations of the combined company. The final purchase price depends on the actual number of shares of New LifePoint common stock issued, the actual amount of cash exchanged, the actual amount of debt assumed and actual direct merger costs incurred. The final purchase price will be determined after completion of the proposed transaction. Please refer to Note 1 to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information beginning on page 5 for a detailed description of the final purchase price. The unaudited pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the fair values of acquired assets and assumed liabilities of Province. The final allocation of the purchase price will be determined after the completion of the proposed transaction and will be based upon the fair values of actual net tangible and intangible assets acquired and liabilities assumed. The preliminary purchase price allocation for Province is subject to revision as more detailed analysis is completed and additional information related to the fair values of Province's assets and liabilities becomes available. Any change in the fair value of the net assets of Province will change the amount of the purchase price allocable to goodwill. Additionally, changes in Province's working capital, including the results of operations from December 31, 2004 through the date the proposed transaction is completed, will change the amount of goodwill recorded. Due to these varying assumptions, final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

      These unaudited pro forma combined condensed consolidated financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of LifePoint and Province and related notes contained in the reports and other information LifePoint and Province have filed with the United States Securities and Exchange Commission.

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                  BALANCE SHEET
                                DECEMBER 31, 2004
                                  (IN MILLIONS)

                                                                                                         PRO FORMA
                                                                    AS REPORTED  AS ADJUSTED  ---------------------------
                                                                     LIFEPOINT     PROVINCE    ADJUSTMENTS     COMBINED
                                                                    -----------  -----------  -------------   -----------
ASSETS
Current assets:
   Cash and cash equivalents.....................................    $    18.6    $     9.8    $  (689.1) (a)  $     61.7
                                                                                                   722.4  (b)
   Accounts receivable, net......................................        112.0        117.2        (15.0) (e)       214.2
   Inventories...................................................         25.3         21.8            -             47.1
   Assets held for sale/of discontinued operations...............         33.0          1.4            -             34.4
   Income taxes receivable.......................................          7.5         10.0          2.0  (f)        19.5
   Deferred income taxes and other current assets................         31.4         23.9         (0.2) (a)        60.8
                                                                                                     5.7  (f)
                                                                     ----------   ----------   ---------       ----------
                                                                         227.8        184.1         25.8            437.7
Property and equipment, net........................................      501.1        578.6        126.4  (a)     1,206.1
Deferred loan costs, net...........................................        4.9         11.7        (11.7) (a)        33.7
                                                                                                    29.5  (b)
                                                                                                    (0.7) (c)
Intangible assets, net.............................................        3.3          0.9            -              4.2
Other..............................................................        5.8         19.1        (16.4) (a)         8.5
Goodwill...........................................................      144.4        388.7        692.9  (a)     1,226.0
                                                                     ---------    ---------    ---------       ----------
                                                                     $   887.3    $ 1,183.1    $   845.8     $    2,916.2
                                                                     =========    =========    =========       ==========
LIABILITIES AND EQUITY
Current liabilities:
   Accounts payable................................................  $     29.5         32.2   $       -       $    61.7
   Accrued salaries................................................        31.2         32.7           -            63.9
   Liabilities held for sale/of discontinued operations............         0.3          0.4           -             0.7
   Other current liabilities.......................................        18.2         26.1        (3.7) (b)       40.6
   Current maturities of long-term debt............................           -         76.0       (76.0) (b)          -
                                                                     ----------   ----------   ---------       ---------
                                                                           79.2        167.4       (79.7)          166.9

Revolving credit facility..........................................           -         55.0       (55.0) (b)          -
Convertible notes..................................................       221.0        172.5      (172.5) (b)      221.0
Senior subordinated notes - Province...............................           -        200.0      (200.0) (b)          -
Interest rate swap.................................................           -         (1.7)        1.7  (c)          -
Senior subordinated notes - New LifePoint..........................           -            -       200.0  (b)      200.0
Term loan B........................................................           -            -     1,100.0  (b)    1,100.0

Deferred income taxes..............................................        47.9         46.7        41.7  (a)      136.3
Professional and general liability claims and other liabilities....        28.4         25.0        (1.7) (c)       51.7

Minority interests in equity of consolidated entities..............         1.3          2.4           -             3.7

Stockholders' equity:
   Preferred stock.................................................           -            -           -               -
   Common stock....................................................         0.4          0.5        (0.5) (a)        0.5
                                                                                                     0.1  (a)
   Capital in excess of par value..................................       332.6        320.0      (320.0) (a)      908.5
                                                                                                   575.9  (a)
   Unearned ESOP compensation......................................       (12.9)           -           -           (12.9)
   Unearned compensation on non-vested stock.......................        (4.5)           -         4.5  (d)          -
   Retained earnings...............................................       222.8        195.7      (195.7) (a)      169.4
                                                                                                   (40.9) (b)
                                                                                                    (0.7) (c)
                                                                                                    (4.5) (d)
                                                                                                   (15.0) (e)
                                                                                                     7.7  (f)
   Accumulated other comprehensive loss............................           -         (0.4)        0.4  (a)          -
   Treasury stock..................................................       (28.9)           -           -           (28.9)
                                                                     ----------   ----------   ---------       ---------
                                                                          509.5        515.8        11.3         1,036.6
                                                                     ----------   ----------   ---------       ---------
                                                                     $    887.3   $  1,183.1   $   845.8       $ 2,916.2
                                                                     ==========   ==========   =========       =========

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                          PRO FORMA
                                                         AS ADJUSTED  AS ADJUSTED  ------------------------
                                                          LIFEPOINT    PROVINCE    ADJUSTMENTS    COMBINED
                                                         -----------  -----------  -----------   ----------
Revenues                                                 $  1,018.6   $   947.9    $     -       $  1,966.5

Salaries and benefits                                         409.3       367.3       (9.3) (g)       763.9
                                                                                      (3.4) (h)
Supplies                                                      131.6       123.3       (1.4) (g)       253.5
Other operating expenses                                      172.2       192.0       (7.4) (g)       357.7
                                                                                       0.9  (i)
Provision for doubtful accounts                                89.3       107.2          -            196.5
Depreciation and amortization                                  49.3        49.9       11.4  (k)       110.6
Interest expense, net                                          13.1        33.0       14.4  (j)        60.5
Debt retirement costs                                           1.5           -       (1.5) (l)           -
ESOP expense                                                    9.4           -        4.9  (h)        14.3
                                                         ----------   ---------    -------       ----------
                                                              875.7       872.7        8.6          1,757.0
                                                         ----------   ---------    -------       ----------
Income (loss) from continuing operations
  before minority interests and income taxes                  142.9        75.2       (8.6)           209.5
Minority interests in earnings of consolidated entities         1.0         0.7          -              1.7
                                                         ----------   ---------    -------       ----------
Income (loss) from continuing operations
   before income taxes                                        141.9        74.5       (8.6)           207.8
Provision (benefit) for income taxes                           55.6        26.5       (3.2) (m)        78.9
                                                         ----------   ---------    -------       ----------
  Income (loss) from continuing operations               $     86.3   $    48.0    $  (5.4)      $    128.9
                                                         ==========   =========    =======       ==========

Basic earnings per share:
Income from continuing operations                        $     2.33   $    0.96             (n)  $     2.49
                                                         ==========   =========                  ==========
Shares used in per share calculation - basic                   37.0        49.8             (n)        51.7
                                                         ==========   =========                  ==========

Diluted earnings per share:
Income from continuing operations                        $     2.18   $    0.93             (n)  $     2.38
                                                         ==========   =========                  ==========
Shares used in per share calculation - diluted                 42.8        60.0             (n)        57.1
                                                         ==========   =========                  ==========

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                           PRO FORMA
                                                         AS ADJUSTED  AS ADJUSTED  ------------------------
                                                          LIFEPOINT    PROVINCE    ADJUSTMENTS    COMBINED
                                                         -----------  -----------  -----------   ----------
Revenues                                                 $  932.4     $  890.5     $     -       $  1,822.9

Salaries and benefits                                       378.0        357.1        (9.3) (g)       722.8
                                                                                      (3.0) (h)
Supplies                                                    121.2        116.8        (1.4) (g)       236.6
Other operating expenses                                    168.2        192.1        (6.1) (g)       355.1
                                                                                       0.9  (i)
Provision for doubtful accounts                              80.5         92.8           -            173.3
Depreciation and amortization                                46.3         44.8        11.4  (k)       102.5
Interest expense, net                                        13.8         34.6        12.9  (j)        61.3
Debt retirement costs                                           -          0.5        (0.5) (l)           -
ESOP expense                                                  6.9            -         3.5  (h)        10.4
                                                         --------     --------     -------       ----------
                                                            814.9        838.7         8.4          1,662.0
                                                         --------     --------     -------       ----------
Income (loss) from continuing operations
  before minority interests and income taxes                117.5         51.8        (8.4)           160.9
Minority interests in earnings of consolidated entities       0.7          0.3           -              1.0
                                                         --------     --------     -------       ----------
Income (loss) from continuing operations
   before income taxes                                      116.8         51.5        (8.4)           159.9
Provision (benefit) for income taxes                         46.2         18.0        (3.1) (m)        61.1
                                                         --------     --------     -------       ----------
  Income (loss) from continuing operations               $   70.6     $   33.5     $  (5.3)      $     98.8
                                                         ========     ========     =======       ==========

Basic earnings per share:
Income from continuing operations                        $   1.90     $   0.69              (n)  $     1.90
                                                         ========     ========                   ==========
Shares used in per share calculation - basic                 37.2         48.7              (n)        51.9
                                                         ========     ========                   ==========

Diluted earnings per share:
Income from continuing operations                        $   1.81     $   0.68              (n)  $     1.85
                                                         ========     ========                   ==========
Shares used in per share calculation - diluted               43.3         49.3              (n)        57.3
                                                         ========     ========                   ==========

The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

          NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

      LifePoint announced on August 16, 2004 that it entered into a definitive agreement to acquire Province for approximately $1.7 billion in cash, stock and the assumption of debt. Under the terms of the merger agreement, the businesses of LifePoint and Province will be combined under a newly formed company. Each Province stockholder will receive a per share consideration comprised of $11.375 in cash and a number of shares of common stock of New LifePoint equal to an exchange ratio of between 0.3447 and 0.2917, which shares will have a value of $11.375 to the extent that the LifePoint average share price (defined below) is between $33.00 and $39.00. The exchange ratio will be 0.3447 if the volume weighted average (rounded to four decimal places) of the daily sale prices for a share of LifePoint common stock for the 20 consecutive trading day period ending at the close of business on the third trading day prior to the closing (the "LifePoint average share price") is $33.00 or less, or 0.2917 if the LifePoint average share price is $39.00 or more. If the LifePoint average share price is between $33.00 and $39.00, then the exchange ratio will be equal to $11.375 divided by the LifePoint average share price. The LifePoint average share price as of February 28, 2005 was $39.27. Based on this price, each Province stockholder would have received a total per share consideration valued at $22.83. New LifePoint will account for the proposed transaction using the purchase method of accounting.

      The per share consideration represents approximately a 68% premium for Province shares based on $13.61, which was the closing price of a share of Province common stock on August 13, 2004, the last trading day prior to the announcement of the proposed transaction. Based on $39.27, the LifePoint average share price as of February 28, 2005 and the number of shares of Province common stock outstanding on such date, New LifePoint will issue approximately 14.7 million shares of its common stock to Province stockholders and will pay approximately $572.0 million in cash. Each LifePoint stockholder will be deemed to receive one share of New LifePoint common stock for each share of LifePoint common stock.

2.    PRELIMINARY PURCHASE PRICE

      The estimated total purchase price of the proposed acquisition of Province is as follows (in millions):

Fair value of LifePoint common stock to be issued    $     576.0
Cash                                                       572.0
Assumption of Province debt obligations                    503.5
Estimated severance and Province stock option costs         80.6
Estimated direct transaction costs                          36.5
                                                     -----------
Total                                                $   1,768.6
                                                     ===========

      Under the purchase method of accounting, the total estimated purchase price as shown in the table above will be allocated to Province's net tangible and intangible assets based upon their estimated fair values as of the date of completion of the proposed transaction. Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets will be recorded as goodwill. The estimated fair value of New LifePoint common stock to be issued is based on the $39.27 LifePoint average share price as of February 28, 2005, as described in Note 1. Due to the variable nature of the exchange ratio to determine the per share consideration, the measurement date to determine the fair value of New LifePoint common stock to be issued will be determined in accordance with Emerging Issues Task Force Issue Number 99-12, Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination , ("EITF No. 99-12"). As stated in paragraph 7 in EITF No. 99-12, the measurement date is the earliest date, from the date the terms of the acquisition are agreed to and announced to the date of final application of the formula pursuant to the acquisition agreement, on which subsequent applications of the formula do not result in a change in the number of shares or the amount of other consideration.

Based upon the estimated purchase price and assumptions regarding valuations of acquired assets and liabilities, the preliminary purchase price allocation, which will change based upon the completion of an extensive valuation to be performed by a third party valuation firm, is as follows (amounts in millions):

Net working capital               $      92.5
Property and equipment                  705.0
Amortizable intangible assets             0.9
Other long-term assets                    2.7
Goodwill                              1,081.6
Interest rate swap                        1.7
Deferred income tax liabilities         (88.4)
Other long-term liabilities             (27.4) (a)
                                  -----------
Total                             $   1,768.6
                                  ===========

--------------
(a) Includes $(1.7) million in interest rate swap, which nets to $0 with above $1.7 million.

      The depreciation and amortization related to the fair value adjustments are reflected as pro forma adjustments to the unaudited pro forma combined condensed consolidated financial statements.

      Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized and will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired. The preliminary purchase price allocation for Province is subject to revision as more detailed analysis is completed, including the completion of a valuation to be performed by a third party valuation firm, and additional information on the fair values of Province's assets and liabilities becomes available. Any change in the fair value of the assets or liabilities of Province will change the amount of the purchase price allocable to goodwill. The final purchase price allocation may differ materially from the allocation presented here.

3.    PRO FORMA ADJUSTMENTS

      Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Province's assets and liabilities to a preliminary estimate of their fair values, to reflect financing transactions associated with the proposed transaction, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, to reflect other transactions directly related to the proposed transaction, and to reflect the income tax effects related to the pro forma adjustments. There were no intercompany transactions between LifePoint and Province. Certain pro forma adjustments were required to conform Province's accounting policies and presentation to LifePoint's accounting policies and presentation.

      The pro forma combined provision (benefit) for income taxes does not reflect the amounts that would have resulted had LifePoint and Province filed consolidated income tax returns during the periods presented.

      LifePoint has not identified any preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period after completion of the proposed transaction, if information becomes available which would indicate it is probable that such events had occurred and the amount can be reasonably estimated, such items will be included in the final purchase price allocation.

      There are no material non-recurring adjustments in the unaudited pro forma combined condensed consolidated statements of operations.

      The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the proposed transaction was completed on December 31, 2004 for balance sheet purposes and as of January 1, 2003 for statements of operations purposes, and reflect the following pro forma adjustments:

(a) To record the proposed transaction (dollar amounts in millions, except per share data):

      - Issuance of New LifePoint common stock -- approximately 14.7 million shares at $39.27 per share, the LifePoint average share price as of February 28, 2005:

Common stock                               $    0.1
Capital in excess of par value                575.9
                                           --------
                                           $  576.0
                                           ========

            The final fair value of New LifePoint common stock to be issued cannot be Determined until the acquisition date, which is in accordance with EITF No. 99-12 and further discussed in Note 2.

      -     Estimated cash payments for:

Cash per share merger consideration
      of $11.375 per share of Province     $572.0
Province stock option costs                  54.0
Province severance costs                     26.6
Direct transaction costs                     36.5
                                           ------
                                           $689.1
                                           ======

            Direct transaction costs primarily include estimated investment banker fees, attorney fees and accounting fees.

      -     Elimination of existing Province stockholders' equity:

Common stock                               $    0.5
Capital in excess of par value                320.0
Retained earnings                             195.7
Accumulated comprehensive loss                 (0.4)
                                           --------
                                           $  515.8
                                           ========

      - The difference between the preliminary estimate of the fair value based upon management's expectations and The historical amount of Province's property and equipment is as follows:

                                   Historical    Preliminary    Estimated
                                     Amount      Fair Value     Increase
                                   ----------    -----------    ---------
Land...........................      $ 40.3        $ 52.6        $ 12.3
Buildings and improvements.....       374.3         488.4         114.1
Equipment......................       141.5         141.5             -
Construction in progress.......        22.5          22.5             -
                                     ------        ------        ------
                                     $578.6        $705.0        $126.4
                                     ======        ======        ======

            The final fair value amounts assigned to Province's property and equipment will be determined based upon a valuation to be performed by a third party valuation firm.

      - Elimination of Province's physician recruiting receivable balance to conform Province's accounting treatment of these assets to LifePoint's method of accounting, which is to immediately expense these costs:

Current assets                     $    0.2
Long-term assets                       16.4
                                   --------
                                   $   16.6
                                   ========

      - To increase deferred income tax liabilities by $41.7 million to reflect the impact of the pro forma purchase price adjustments related to the increase in fair value of Province's property and equipment and the elimination of Province's physician recruiting receivable balance, as discussed above:

Increase in property and equipment   $  48.0
Eliminate physician receivables         (6.3)
                                     -------
                                     $  41.7
                                     =======

      - Eliminate Province's deferred loan costs as it is not a future benefit to New LifePoint - $ 11.7
                                       ======

      -     Estimation of step-up of goodwill - $692.9
                                                ======

(b) To record the payments to be made from the proceeds of the new indebtedness (in millions):

Sources:
     Term Loan B                                                            $  1,100.0
     Senior subordinated notes                                                   200.0
                                                                            ----------
     Subtotal                                                                  1,300.0
Uses:
     Revolving credit facility - Province                          55.0
     Province convertible notes                                   248.5
     Province senior subordinated notes                           200.0
     Financing fees                                                29.5
     Debt premium costs and interest rate swap retirement
       costs                                                       40.9
     Interest payments                                              3.7
                                                              ---------
     Subtotal                                                     577.6         (577.6)
                                                              ---------     ----------
     Remaining funds available for Province merger                               722.4
     Cash payment at $11.375 per share of Province                572.0
     Province stock option costs                                   54.0
     Province severance costs                                      26.6
     Direct transaction costs                                      36.5
     Cash balance                                                  33.3          722.4
                                                              ---------     ----------
                                                              $ 1,300.0     $       --
                                                              =========     ==========

(c) To reflect the non-cash write-off of deferred loan costs and interest rate swap associated with the refinancing of existing indebtedness of both Province and LifePoint (in millions):

                                                                                  Deferred     Interest     Combined
                                                                                 Loan Costs    Rate Swap     Total
                                                                                 ----------    ---------    --------
Province (portion on interest rate swap line)                                      $  --         $ 1.7       $ 1.7
Province (portion on professional liability risks and other liabilities line)         --          (1.7)       (1.7)
LifePoint (revolving credit facility)                                                0.7            --         0.7
                                                                                   -----         -----       -----
                                                                                   $ 0.7         $  --       $ 0.7
                                                                                   =====         =====       =====

(d) To expense LifePoint's unearned compensation balance related to the non-vested LifePoint stock awards that immediately vest as a result of the proposed transaction.

(e) To adjust Province's allowance for doubtful accounts conforming Province's accounting treatment of this critical accounting estimate to LifePoint's accounting policy. This adjustment reflects the change from an aged days approach to an estimated payor collection approach and will be a non-recurring charge to New LifePoint's statement of operations after completion of the proposed transaction.

(f) To adjust income taxes receivable and deferred income tax assets and liabilities reflecting the impact of the pro forma adjustments related to the write-off of LifePoint's deferred loan costs, the adjustment to Province's allowance for doubtful accounts and the vesting of the LifePoint non-vested stock awards.

(g) To adjust operating expenses in the years ended December 31, 2004 and 2003 for estimated net decreases in operating expenses. Approximately 86 positions will be eliminated at the Province corporate office for an estimated annual savings of $18.0 million in salaries and benefits expense. Additionally, approximately 63 new positions will be created at the New LifePoint corporate office for an estimated annual cost of $8.7 million in salaries and benefits expense. In addition to salaries and benefits, there are adjustments reflecting net decreases in supply expenses and other operating expenses such as legal, accounting and consulting fees. The projected decrease in supply expenses and other operating expenses are based upon a preliminary analysis of savings from the Company's group purchasing organization and elimination of duplicative costs. New LifePoint may be unable to fully realize these estimated net cost savings. The following is an estimate of the net cost savings anticipated as a result of the proposed transaction (in millions):

                               Year Ended          Year Ended
                           December 31, 2004    December 31, 2003
                           -----------------    -----------------
Salaries and benefits          $  (9.3)             $   (9.3)
Supplies                          (1.4)                 (1.4)
Other operating expense           (7.4)                 (6.1)
                               -------              --------
                               $ (18.1)             $  (16.8)
                               =======              ========

(h) To reflect the elimination of Province's retirement expense and record additional ESOP expense based upon an additional allocation to employees assumed to be 145,000 shares per year. The pro forma ESOP expense is based on the historical average closing market prices of LifePoint common stock during the periods presented multiplied by the additional ESOP shares to be allocated. Total shares assumed to be allocated are 425,000 shares. Dollar amounts below in millions:

                                              Year Ended           Year Ended
                                           December 31, 2004    December 31, 2003
                                           -----------------    -----------------
Eliminate Province's retirement expense         $  (3.4)           $    (3.0)
Record additional ESOP expense                      4.9                  3.5
                                                -------            ---------
Net expense adjustment                          $   1.5            $     0.5
                                                =======            =========

(i) To record expenses relating to Martin S. Rash's consulting agreement (in millions):

                                              Year Ended            Year Ended
                                           December 31, 2004    December 31, 2003
                                           -----------------    -----------------
                                                 $ 0.9                $ 0.9
                                                 =====                =====

(j) To record pro forma interest expense based upon an assumed debt structure as follows (in millions):

                                               Year Ended          Year Ended
                                           December 31, 2004    December 31, 2003
                                           -----------------    -----------------
Term Loan B - LIBOR +175 bps                 $       37.1           $     37.1
     ($1.1 billion)
Senior subordinated notes - LIBOR
     + 225 bps ($200 million)                         7.8                  7.8
Revolver - ($300.0 million)
     commitment fees                                  1.4                  1.4
4.5% Convertible notes                                9.9                  9.9
Standby letters of credit                             0.4                  0.4
Interest on capital leases                            1.6                  1.4
Amortization of deferred loan costs                   5.0                  5.0
                                             ------------           ----------
Interest costs                                       63.2                 63.0
Less: Capitalized interest                           (2.4)                (1.5)
      Interest income                                (0.3)                (0.2)
                                             ------------           ----------
      Interest expense, net                  $       60.5           $     61.3
                                             ------------           ----------
Less: Historical interest expense, net:
      Province                                      (33.0)               (34.6)
      LifePoint                                     (13.1)               (13.8)
                                             ------------           ----------
Net interest expense adjustment              $       14.4           $     12.9
                                             ============           ==========

      The interest expense calculation presented above uses the actual average LIBOR rate during the year ended December 31, 2004, which is 1.6243% to determine the interest rate applied to the borrowings under term loan B and senior subordinated notes. If the LIBOR rate increases or decreases, the annual effect on interest expense would be as follows (dollars in millions):

Increase/Decrease            Effect on Interest Expense
-----------------            --------------------------
      0.25%                         $   3.3
      0.50%                             6.5
      0.75%                             9.8
      1.00%                            13.0

(k) To adjust depreciation and amortization expense related to the purchase price adjustments of Province's property and equipment.

(l) To eliminate debt retirement costs assuming a pro forma convertible debt balance of $221.0 million at January 1, 2003.

(m) To record the income tax effects of the pro forma statement of operations adjustments.

(n) Shares used to calculate unaudited pro forma income from continuing operations per diluted share were computed by adding to LifePoint's weighted average shares outstanding of approximately 14.7 million shares of New LifePoint common stock assumed to be issued, which is based upon the pro forma exchange ratio of 0.2917 of a share of New LifePoint common stock for each outstanding share of Province common stock. This pro forma exchange ratio is based on $39.27, the LifePoint average share price as of February 28, 2005. The actual exchange ratio may be different and will be based on the volume weighted average of the daily sale prices for a share of LifePoint common stock for the 20 consecutive trading day period ending at the close of business on the third trading day prior to the closing of the proposed transaction. Please refer to Note 1 for further discussion of the exchange ratio.

      Diluted earnings per share is calculated using the "if-converted" method. Interest expense related to convertible notes, net of taxes, is added to income from continuing operations for the numerator of this calculation.

      The interest expense, net of taxes, added to income from continuing operations was $6.8 million and $6.9 million for the years ended December 31, 2004 and 2003, respectively.

4.    LIFEPOINT PRO FORMA FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated statement of operations has been prepared to give effect to the operations of River Parishes Hospital and Spring View Hospital as if LifePoint had acquired these hospitals on January 1, 2003 for statements of operations purposes. LifePoint acquired River Parishes Hospital effective July 1, 2004 and Spring View Hospital effective October 1, 2003. The unaudited pro forma condensed consolidated statement of operations are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of the future financial position or results of operations.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                  (IN MILLIONS)

                                                            AS REPORTED       PRO FORMA       AS ADJUSTED
                                                             LIFEPOINT     ACQUISITION (a)     LIFEPOINT
                                                            -----------    ---------------    -----------
Revenues                                                    $   996.9        $    21.7        $  1,018.6

Salaries and benefits                                           399.4              9.9             409.3
Supplies                                                        129.1              2.5             131.6
Other operating expenses                                        166.8              5.4             172.2
Provision for doubtful accounts                                  86.2              3.1              89.3
Depreciation and amortization                                    48.1              1.2              49.3
Interest expense, net                                            12.6              0.5              13.1
Debt retirement costs                                             1.5                -               1.5
ESOP expense                                                      9.4                -               9.4
                                                            ---------        ---------        ----------
                                                                853.1             22.6             875.7
                                                            ---------        ---------        ----------
Income (loss) before minority interests and income taxes        143.8             (0.9)            142.9
Minority interests in earnings of consolidated entities           1.0                -               1.0
                                                            ---------        ---------        ----------
Income (loss) before income taxes                               142.8             (0.9)            141.9
Provision (benefit) for income taxes                             56.0             (0.4)             55.6
                                                            ---------        ---------        ----------
  Income (loss) from continuing operations                  $    86.8        $    (0.5)       $     86.3
                                                            =========        =========        ==========

(a) To give effect to the operations of River Parishes Hospital as if LifePoint had acquired it on January 1, 2003. LifePoint acquired River Parishes Hospital effective July 1, 2004.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                  (IN MILLIONS)

                                                          AS REPORTED      PRO FORMA       AS ADJUSTED
                                                           LIFEPOINT     ACQUISITIONS (a)   LIFEPOINT
                                                          -----------   -----------------  ------------
Revenues                                                     $875.6          $ 56.8            $932.4

Salaries and benefits                                         352.3            25.7             378.0
Supplies                                                      114.2             7.0             121.2
Other operating expenses                                      155.4            12.8             168.2
Provision for doubtful accounts                                74.1             6.4              80.5
Depreciation and amortization                                  43.1             3.2              46.3
Interest expense, net                                          12.8             1.0              13.8
ESOP expense                                                    6.9               -               6.9
                                                             ------          ------            ------
                                                              758.8            56.1             814.9
                                                             ------          ------            ------
Income before minority interests and income taxes             116.8             0.7             117.5
Minority interests in earnings of consolidated entities         0.7               -               0.7
                                                             ------          ------            ------
Income before income taxes                                    116.1             0.7             116.8
Provision for income taxes                                     45.9             0.3              46.2
                                                             ------          ------            ------
  Income from continuing operations                          $ 70.2          $  0.4            $ 70.6
                                                             ======          ======            ======

(a) To give effect to the operations of River Parishes Hospital and Spring View Hospital as if LifePoint had acquired these facilities on January 1, 2003. LifePoint acquired River Parishes Hospital effective July 1, 2004 and Spring View Hospital effective October 1, 2003.

5.    PROVINCE PRO FORMA FINANCIAL STATEMENTS

      The following unaudited pro forma condensed consolidated statement of operations has been prepared to conform the presentation of Province's historical statement of operations to LifePoint's statement of operations presentation and to give effect to the operations of Las Cruces Medical Center as if Province had acquired this hospital on January 1, 2003. Province acquired Las Cruces Medical Center effective June 1, 2004. The unaudited pro forma condensed consolidated statement of operations is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisition occurred on the date indicated, nor is it necessarily indicative of the future results of operations.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                  (IN MILLIONS)

                                                                                    PRO FORMA
                                                         AS REPORTED    RECLASS        LAS      AS ADJUSTED
                                                           PROVINCE   ENTRIES (a)   CRUCES (b)    PROVINCE
                                                         -----------  ----------   -----------  -----------
Revenues                                                   $882.9      $    -         $ 65.0       $947.9

Salaries and benefits                                       323.6        20.6           23.1        367.3
Purchased services                                           85.7       (85.7)             -            -
Supplies                                                    114.2           -            9.1        123.3
Other operating expenses                                    109.0        65.8           17.2        192.0
Provision for doubtful accounts                              95.0           -           12.2        107.2
Depreciation and amortization                                46.9           -            3.0         49.9
Interest expense, net                                        29.6           -            3.4         33.0
                                                           ------      ------         ------       ------
                                                            804.0         0.7           68.0        872.7
                                                           ------      ------         ------       ------
Income (loss) from continuing operations
   before minority interests and income taxes                78.9        (0.7)          (3.0)        75.2
Minority interests in earnings of consolidated entities       0.7           -              -          0.7
                                                           ------      ------         ------       ------
Income (loss) from continuing operations
   before income taxes                                       78.2        (0.7)          (3.0)        74.5
Provision (benefit) for income taxes                         28.1        (0.4)          (1.2)        26.5
                                                           ------      ------         ------       ------
   Income (loss) from continuing operations                $ 50.1      $ (0.3)        $ (1.8)      $ 48.0
                                                           ======      ======         ======       ======

(a) To reclassify purchased services into salaries and benefits and other operating expenses, reclassify $5.1 million of workers compensation expense from other operating expenses into salaries and benefits, and reclassify $0.7 million of management fees from discontinued operations into salaries and benefits. All of these reclassifications are to conform to LifePoint's statement of operations.

(b) To give effect to the pro forma operations of Las Cruces Medical Center as if Province had acquired it on January 1, 2003. Province acquired Las Cruces Medical Center effective June 1, 2004. The pro forma Las Cruces statement of operations presented herein includes pro forma adjustments for interest expense and interest income, income taxes, taxes other than income taxes, indigent care subsidies, sole-community reimbursement, rental expense and information system expenses.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                  (IN MILLIONS)

                                                                                           PRO FORMA
                                                             AS REPORTED      RECLASS         LAS         AS ADJUSTED
                                                               PROVINCE     ENTRIES (a)    CRUCES (b)       PROVINCE
                                                             -----------   ------------  -------------    -----------
Revenues                                                       $ 746.2       $     -        $ 144.3          $ 890.5

Salaries and benefits                                            282.8          19.6           54.7            357.1
Purchased services                                                68.9         (68.9)             -                -
Supplies                                                          95.6            -            21.2            116.8
Other operating expenses                                          97.1          51.0           44.0            192.1
Provision for doubtful accounts                                   72.6             -           20.2             92.8
Depreciation and amortization                                     37.6             -            7.2             44.8
Interest expense, net                                             26.3             -            8.3             34.6
Debt retirement costs                                              0.5             -              -              0.5
                                                               -------       -------        -------          -------
                                                                 681.4           1.7          155.6            838.7
                                                               -------       -------        -------          -------
Income (loss) from continuing operations
   before minority interests and income taxes                     64.8          (1.7)         (11.3)            51.8
Minority interests in earnings of consolidated entities            0.3             -              -              0.3
                                                               -------       -------        -------          -------
Income (loss) from continuing operations
   before income taxes                                            64.5          (1.7)         (11.3)            51.5
Provision (benefit) for income taxes                              22.8          (0.6)          (4.2)            18.0
                                                               -------       -------        -------          -------
   Income (loss) from continuing operations                    $  41.7       $  (1.1)       $  (7.1)         $  33.5
                                                               =======       =======        =======          =======

(a) To reclassify purchased services into salaries and benefits and other operating expenses, reclassify $7.1 million of workers compensation expense from other operating expenses into salaries and benefits, and reclassify $1.7 million of management fees from discontinued operations into salaries and benefits. All of these reclassifications are to conform to LifePoint's statement of operations.

(b) To give effect to the pro forma operations of Las Cruces Medical Center as if Province had acquired it on January 1, 2003. Province acquired Las Cruces Medical Center effective June 1, 2004. Province acquired Las Cruces Medical Center effect June 1, 2004. The pro forma Las Cruces statement of operations presented herein includes pro forma adjustments for interest expense and interest income, income taxes, taxes other than income taxes, indigent care subsidies, sole-community reimbursement, rental expense and information system expenses.

6.    PROVINCE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

      The following unaudited condensed consolidated balance sheet has been prepared to conform Province's balance sheet presentation to LifePoint's balance sheet presentation.

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004
                                  (IN MILLIONS)

                                                              AS REPORTED    RECLASS       AS ADJUSTED
                                                               PROVINCE      ENTRIES        PROVINCE
                                                             ------------   ---------      -----------
ASSETS
Current assets:
     Cash and cash equivalents                                 $    9.8     $       -       $    9.8
     Accounts receivable, net                                     137.1         (19.9)(a)      117.2
     Inventories                                                   21.8             -           21.8
     Income taxes receivable                                       10.0             -           10.0
     Deferred income taxes and other current assets                 4.0          19.9 (a)       23.9
     Assets of discontinued operations                              1.4             -            1.4
                                                               --------     ---------       --------
                                                                  184.1             -          184.1

Property and equipment, net                                       578.6             -          578.6
Deferred loan costs, net                                           11.7             -           11.7
Intangible assets, net                                              0.9             -            0.9
Other                                                              19.1             -           19.1
Goodwill                                                          388.7             -          388.7
                                                               --------     ---------       --------
                                                               $1,183.1     $       -       $1,183.1
                                                               ========     =========       ========

LIABILITIES AND EQUITY
Current liabilities:
     Accounts payable                                          $   32.2     $       -       $   32.2
     Accrued salaries                                              32.7             -           32.7
     Other current liabilities                                     25.9           0.2 (b)       26.1
     Current maturities of long-term debt                          76.2          (0.2)(b)       76.0
     Liabilities of discontinued operations                         0.4             -            0.4
                                                               --------     ---------       --------
                                                                  167.4             -          167.4

Revolving credit facility                                          55.0             -           55.0
Convertible notes                                                 172.5             -          172.5
Senior subordinated notes                                         200.0             -          200.0
Interest rate swap                                                 (1.7)            -           (1.7)
Capital leases, less current portion                                2.5          (2.5)(b)          -
Deferred income taxes                                              46.7             -           46.7
Professional and general liability claims and other
 liabilities                                                       22.5           2.5 (b)       25.0
Minority interests in equity of consolidated entities               2.4             -            2.4

Stockholders' equity:
          Preferred stock                                             -             -              -
          Common stock                                              0.5             -            0.5
          Capital in excess of par value                          320.0             -          320.0
          Retained earnings                                       195.7             -          195.7
          Accumulated other comprehensive loss                     (0.4)            -           (0.4)
                                                               --------     ---------       --------
                                                                  515.8             -          515.8
                                                               --------     ---------       --------
                                                               $1,183.1     $       -       $1,183.1
                                                               ========     =========       ========

(a) To reclassify non-patient receivables into other current assets.

(b) To reclassify capital leases into other liabilities.